Exhibit 10.2.1

Execution Version

INCREMENTAL AMENDMENT NO. 1 TO CREDIT AGREEMENT

INCREMENTAL AMENDMENT NO. 1, dated as of July 21, 2017 (this “Amendment”), to the Credit Agreement, dated as of October 21, 2016 (as amended, supplemented or otherwise modified prior to the date hereof), among Jo-Ann Stores, LLC, an Ohio limited liability company (the “Borrower”), Needle Holdings LLC, a Delaware limited liability company (“Holdings”) and Bank of America, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”), and each lender from time to time party thereto (the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the issuance of an Incremental Loan in an aggregate principal amount of $180,000,000, which upon funding shall be in the form of an increase to the Initial Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment, pursuant to and on the terms set forth in Section 2.12 of the Credit Agreement and $80,000,000 of which shall be issued pursuant to clause (x) of the definition of Maximum Incremental Amount and $100,000,000 of which shall be issued pursuant to clause (z) of the definition of Maximum Incremental Amount;

WHEREAS, the Borrower, the Administrative Agent and the Lender providing the Incremental Loan have agreed to amend certain provisions of the Credit Agreement as provided for herein to effect the incurrence of the Incremental Loan to the Credit Agreement pursuant to Section 2.12 thereof; and

WHEREAS, the Lender (“Incremental Lender”) listed on Schedule I hereto will make an Incremental Loan to the Borrower on the Amendment No. 1 Effective Date in the form of an Initial Loan.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Defined Terms. Terms defined in the Credit Agreement and used herein without definition shall have the meanings given to them in the Credit Agreement (as amended by this Amendment).

ARTICLE II

Incremental Loan

Section 2.1 Amendment No. 1 Incremental Loan. The Borrower confirms and agrees that it has requested an increase in the aggregate amount of the Initial Loans through the establishment of an Incremental Loan of the same Class as the existing Initial Loans to be made pursuant to the Amendment No. 1 Incremental Commitment in an aggregate principal amount of $180,000,000 on the Amendment No. 1 Effective Date.

Section 2.2 Agreements of the Incremental Lender. The Incremental Lender agrees that (i) effective on and at all times after the Amendment No. 1 Effective Date, the Incremental Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Amendment No. 1 Effective Date, the Incremental Lender will fund an Amendment No. 1 Incremental Loan in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to the Incremental Lender’s Amendment No. 1 Incremental Commitment. The Amendment No. 1 Incremental Commitment shall terminate on the Amendment No. 1 Effective Date following the funding of the Amendment No. 1 Incremental Loan to be funded on such date.

Section 2.3 Fungibility of Amendment No. 1 Incremental Loans. The Amendment No. 1 Incremental Loan established hereunder will upon funding, be an increase in the amount of each Borrowing of Initial Loans outstanding immediately prior to the Amendment No. 1 Effective Date, will constitute Initial Loans for all purposes of the Credit Agreement and will, together with the Initial Loans outstanding prior to the Amendment No. 1 Effective Date, be treated as one Class of Loans.

Section 2.4 Use of Proceeds. The Borrower shall use the proceeds of the Amendment No. 1 Incremental Loan to redeem a portion of the Senior Notes and to pay related fees and expenses.

ARTICLE III

Amendments

Subject to the occurrence of the Amendment No. 1 Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 1” means Incremental Amendment No. 1 to this Agreement dated as of July 21, 2017.

“Amendment No. 1 Effective Date” means July 21, 2017, the date of effectiveness of Amendment No. 1.

“Amendment No. 1 Incremental Commitment” means, as to the Amendment No. 1 Incremental Lender, the obligation of such Amendment No. 1 Incremental Lender to make an Amendment No. 1 Incremental Loan to the Borrower on the Amendment No. 1 Effective Date, in the aggregate principal amount set forth on Schedule I to Amendment No. 1.

“Amendment No. 1 Incremental Lender” means a Person with an Amendment No. 1 Incremental Commitment to make an Amendment No. 1 Incremental Term Loan to the Borrower on the Amendment No. 1 Effective Date.

“Amendment No. 1 Incremental Loan” means the Incremental Loan made by the Amendment No. 1 Incremental Lender pursuant to its Amendment No. 1 Incremental Commitment.”

(b) The definition of “Initial Loans” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Initial Loans” has the meaning specified in Section 2.01; provided that such term shall also include the Amendment No. 1 Incremental Loan.”

(c) Section 2.01 of the Credit Agreement is hereby amended by adding “(a)” at the beginning thereof and adding the following new clause (b) to such Section:

“(b) Subject to the terms and conditions set forth herein and in Amendment No. 1, the Amendment No. 1 Incremental Lender agrees to make to the Borrower an Amendment No. 1 Incremental Loan denominated in Dollars equal to its Amendment No. 1 Incremental Commitment on the Amendment No. 1 Effective Date. The Amendment No. 1 Incremental Loan made on the Amendment No. 1 Effective Date will take the form of a pro rata increase in each Borrowing of Initial Loans outstanding immediately prior to the funding of the Amendment No. 1 Incremental Loan. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.”

(d) Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.05 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each January, April, July and October, commencing with the last Business Day of January, 2017, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Loans outstanding on the Closing Date; provided that the required amount of each such payment following the Amendment No. 1 Effective Date shall be increased by multiplying the amount set forth above in clause (a) by a fraction, the numerator of which is the aggregate principal amount of Initial Loans outstanding immediately following the funding of the Amendment No. 1 Incremental Loan on the Amendment No. 1 Effective Date and the denominator of which is the aggregate principal amount of Initial Loans outstanding immediately prior to such funding (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03) and (b) on the Maturity Date for the Initial Loans, the aggregate principal amount of all Initial Loans outstanding on such date.”

ARTICLE IV

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied (or waived by the Incremental Lender):

(a) The Administrative Agent shall have received counterparts of this Amendment signed by the Borrower and the Incremental Lender.

(b) The Administrative Agent shall have received the legal opinion of Latham & Watkins LLP, New York counsel to the Loan Parties and an opinion from Thompson Hine LLP, Ohio counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certified copies of resolutions of the applicable governing body of each Loan Party (or other similar corporate action), incumbency certificates and/or other customary closing certificates of Responsible Officers of each Loan Party, in each of the foregoing cases, consistent with those delivered in connection on the Closing Date, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 1 Effective Date.

(d) All fees and expenses required to be paid hereunder or as shall have been separately agreed upon in writing shall have been paid in full or will be paid on the Amendment No. 1 Effective Date out of the Borrowing of the Amendment No. 1 Incremental Loan, in the case of expenses, to the extent invoiced at least two Business Days prior to the Amendment No. 1 Effective Date.

(e) The Administrative Agent shall have received at least five (5) days prior to the Amendment No. 1 Effective Date all documentation and other information reasonably requested in writing by them at least ten (10) Business Days prior to the Amendment No. 1 Effective Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(f) The Administrative Agent shall have received a Committed Loan Notice in accordance with requirements of the Credit Agreement; provided, however, that such Committed Loan Notice shall not require the Borrower to elect an Interest Period (it being agreed and acknowledged by the parties hereto that the Interest Period in effect with respect to the Initial Loans immediately prior to the Amendment No. 1 Effective Date shall apply to the Amendment No. 1 Incremental Loan).

(g) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall have been true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h) At the time of and immediately after giving effect to this Amendment (including the borrowing of the Amendment No. 1 Incremental Loan), no Default or Event of Default has occurred and is continuing or shall result from this Amendment and the incurrence of the Amendment No. 1 Incremental Loan or from the application of the proceeds therefrom.

(i) The Administrative Agent shall have received, for the account of the Amendment No. 1 Incremental Lender, original issue discount or an upfront fee in an amount equal to 1.0% of the aggregate principal amount of the Amendment No. 1 Incremental Loan funded on the Amendment No. 1 Effective Date of such Incremental Lender.

(j) The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the conditions set forth in clauses (g) and (h) have been satisfied.

(k) The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower (after giving effect to the borrowing of the Incremental Loan and the application of proceeds thereof) in form reasonably satisfactory to the Administrative Agent.

(l) The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

(m) The Administrative Agent shall have received a life-of-loan flood hazard determination notice for each real property encumbered by a Mortgage and if such real property is located in a special flood hazard area: (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and (y) certificates of insurance evidencing the insurance required by the Credit Agreement in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.

ARTICLE V

Post-Closing Covenants

Section 5.1 Real Estate Deliverables. Within sixty (60) days after the Amendment No. 1 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received either:

(a) email correspondence provided to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:

(i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations (as defined in the Mortgage), including the Secured Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(b) such other documentation with respect to each Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(i) With respect to each Mortgage, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(ii) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (a) shall be addressed to the Administrative Agent and each of the Secured Parties and (b) shall cover the due authorization, execution, delivery and enforceability of the respective Mortgage as amended by the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request;

(iii) With respect to each Mortgage Amendment, a date down endorsement to the existing Mortgage Policy, which shall reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except Permitted Encumbrances (as defined in the Mortgages);

(iv) evidence of payment by the Loan Parties of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above together with such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section.

ARTICLE VI

Representation and Warranties

After giving effect to the amendments contained herein, on the Amendment No. 1 Effective Date each Loan Party hereby confirms that: (a) this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of each such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by debtor relief laws and by general principles of equity; (b) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date); and (c) no Default or Event of Default has occurred and is continuing.

ARTICLE VII

Miscellaneous

Section 7.1 Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Notwithstanding anything contained herein, this Amendment shall not constitute a novation of the Credit Agreement. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute an “Incremental Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

Section 7.2 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.4 Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, in respect of Amendment No. 1 Incremental Loans) pursuant to the Collateral Documents which guarantees and Liens shall continue in full force and effect after giving effect to this Amendment.

Section 7.5 Tax Matters. For U.S. federal and applicable state and local income tax purposes, the Borrower, each Lender and the Administrative Agent agree to treat the Incremental Loan established hereunder as a “qualified reopening” (within the meaning of Treasury Regulations Section 1.1275-2(k)) of, and being fungible with, the Initial Loans outstanding prior to the Amendment No. 1 Effective Date.

Section 7.6 Effect of Amendment. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

JO-ANN STORES, LLC, as the Borrower

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Secretary

NEEDLE HOLDINGS LLC

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Secretary

JOANN.COM, LLC

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Secretary

JO-ANN STORES SUPPORT CENTER, INC.

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Secretary

JAS FABRICS AND CRAFTS, LLC

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Manager

JAS AVIATION, LLC

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Manager

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

CREATIVEBUG, LLC

By:	/s/ David B. Goldston
Name: David B. Goldston
Title: Secretary

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Denise Jones
Name: Denise Jones
Title: Vice President

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Incremental Lender

By:	/s/ Adam Cady
Name: Adam Cady
Title: Managing Director

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

Schedule I

Incremental Lender	Amendment No. 1 Incremental Commitment
Bank of America, N.A.	$180,000,000
Total	$180,000,000